UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐           Preliminary Proxy Statement

☐           Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐           Definitive Proxy Statement

☐           Definitive Additional Materials

☒           Soliciting Material Pursuant to Rule 14a-12

CASCADE BANCORP
(Name of Registrant as Specified In Its Charter)

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Set forth below is a letter from Cascade Bancorp ( “Cascade”), dated November 29, 2010, which was sent to Cascade shareholders concerning the previously announced Securities Purchase Agreements between Cascade and certain investors for the purchase and sale of approximately $177 million of shares of Cascade’s common stock.

November 29, 2010

Dear Fellow Shareholder:

We are very pleased to inform you that, as recently announced, Cascade Bancorp has entered into Securities Purchase Agreements with private investors for aggregate gross proceeds to Cascade Bancorp of approximately $177 million. This total includes the previously reported commitments of David F. Bolger (“Mr. Bolger”) and an affiliate of Lightyear Fund II, L.P. (“Lightyear”).  Private placement investors who have entered into separate agreements with Cascade Bancorp include: Mr. Bolger, Lightyear, private equity funds affiliated with Leonard Green & Partners, L.P., and private equity funds affiliated with WL Ross & Co. LLC. These agreements are subject to several closing conditions, including, among others, (i) the receipt of required shareholder and regulatory approvals; (ii) the receipt by Cascade Bancorp of gross proceeds of at least $165 million; and (iii) the completion of Cascade Bancorp’s previously announced repurchase of its outstanding trust preferred securities at an 80% discount.   Subject to the satisfaction of these conditions, we anticipate that we will be able to close the financing in late 2010 or early 2011.

We believe that the resulting capital position of Cascade Bancorp from these transactions will provide the financial strength to sustain our market position as a premier local bank serving our customers in the communities of Oregon and Idaho.

As we have worked to achieve this capital raise, and manage during a challenged economy, we recognize that many businesses and individuals have been significantly impacted by the recession.  During these difficult times, we remain most grateful for the valued and meaningful support shown by our shareholders, customers, employees and communities.

Recognizing the priority of this capital raise, your Board and Management have worked with our financial advisors, Keefe Bruyette & Woods and Macquarie Capital (USA) Inc., to identify achievable solutions that are in the best interests of our shareholders. Your Board of Directors and Management believes this private capital raise transaction represents the best value for shareholders and the best future opportunities for our customers, communities, and employees. Upon closing this capital raise, the Company will exceed the 10% leverage ratio required by our regulatory order. That will allow us to focus our energies and talents on moving the business forward at this important time for the Bank and for our communities and markets.

The capital raise has received unanimous approval from your Board of Directors. While recognizing it is dilutive, the Board believes wholeheartedly that this capital raise presents shareholders with the best method for maximizing their investment with the least amount of risk. A proxy statement with respect to the Special Meeting of Shareholders will be sent to you soon.  The Board will ask for your vote in favor of raising this needed capital by approving, among other things, an amendment to the Articles of Incorporation to increase the number of authorized shares of Common Stock and the issuance of those additional shares.

We sincerely thank you for your continuing support and are available to answer any questions.

Regards,
/s/ Patricia L Moss
Patricia L Moss
Chief Executive Officer

* * *

This communication may be deemed to be solicitation material in respect of approval of the capital raise described herein.  In connection with the proposed capital raise, Cascade Bancorp intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A, which will be mailed to shareholders of Cascade Bancorp.

Cascade Bancorp shareholders are urged to read all relevant documents filed with the SEC, including the proxy statement, because they will contain important information about the proposed transaction.

Investors and security holders will be able to obtain free copies of the proxy statement (when available), as well as other filed documents, without charge, at the SEC’s web site (http://www.sec.gov). Investors and security holders will be able to obtain free copies of the proxy statement (when available), as well as certain other filed documents, without charge on the Internet at www.botc.com under the About Us tab, under Investor Relations, under SEC Filings.  Copies of Cascade Bancorp’s filings of Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC may be obtained by mail without charge from Gregory D. Newton, EVP/Chief Financial Officer, Cascade Bancorp, P.O. Box 369, Bend, Oregon 97709, or e-mail cascades@botc.com.

Cascade Bancorp and its directors and officers may be deemed, under SEC rules, to be participants in the solicitation of proxies from the shareholders of Cascade Bancorp with respect to the proposed capital raise.  More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed capital raise. Information regarding Cascade Bancorp’s directors and executive officers is also available in Cascade Bancorp’s definitive proxy statement for its 2010 Annual Meeting of Shareholders filed with the SEC on March 15, 2010. These documents are available free of charge at the SEC’s web site at http://www.sec.gov and at www.botc.com under the About Us tab, under Investor Relations, under SEC Filings.

Forward-Looking Statements

This communication contains forward-looking statements, which are not historical facts and pertain to our future operating results.  These statements include, but are not limited to, our plans, objectives, expectations and intentions and are not statements of historical fact.  When used in this communication, the word "expects," "believes," "anticipates,” “could,” “may,” “will,” “should,” “plan,” “predicts,” “projections,” “continue” and other similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Certain risks and uncertainties and Cascade Bancorp’s success in managing such risks and uncertainties may cause actual results to differ materially from those projected, including among others, the risk factors described in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 as well as the following factors: the investment transactions described in this communication may not be completed in a timely manner or at all; our inability to comply in a timely manner with the Order with the FDIC and the DFCS, under which we are currently operating, could lead to further regulatory sanctions or orders, which could further restrict our operations and negatively affect our results of operations and financial condition; local and national economic conditions could be less favorable than expected or could have a more direct and pronounced effect on us than expected and adversely affect our results of operations and financial condition; the local housing/real estate market could continue to decline for a longer period than we anticipate; the risks presented by a continued economic recession, which could continue to adversely affect credit quality, collateral values, including real estate collateral and OREO properties, investment values, liquidity and loan originations, reserves for loan losses and charge offs of loans and loan portfolio delinquency rates and may be exacerbated by our concentration of operations in the States of Oregon and Idaho generally, and the Oregon communities of Central Oregon, Northwest Oregon, Southern Oregon and the greater Boise area, specifically; interest rate changes could significantly reduce net interest income and negatively affect funding sources; competition among financial institutions could increase significantly; competition or changes in interest rates could negatively affect net interest margin, as could other factors listed from time to time in Cascade Bancorp’s reports filed with the SEC; the reputation of the financial services industry could further deteriorate, which could adversely affect our ability to access markets for funding and to acquire and retain customers; and existing regulatory requirements, changes in regulatory requirements and legislation and our inability to meet those requirements, including capital requirements and increases in our deposit insurance premium, could adversely affect the businesses in which we are engaged, our results of operations and financial condition.

These forward-looking statements speak only as of the date of this communication. The Company undertakes no obligation to publish revised forward-looking statements to reflect the occurrence of unanticipated events or circumstances after the date hereof.  Readers should carefully review all disclosures filed by Cascade Bancorp from time to time with the SEC.